UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

March 25, 2015

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities.

On March 30, 2015, Campbell Soup Company (the “Company”) commenced a voluntary employee separation program (the “Program”) as part of its recently-announced initiatives to reduce costs and to streamline its organizational structure. The Program is available to certain U.S.-based salaried employees nearing retirement who meet the Program’s age, length-of-service and business unit/function criteria. Employees who elect the Program will receive enhanced separation benefits. The Program is expected to be substantially completed by the end of fiscal 2015. Executive officers and other members of senior management are not eligible for the Program.

The Company currently does not know which employees will elect to participate in the Program. Therefore, the Company is unable to estimate the costs of the Program, although the Company expects these costs to consist primarily of employee severance and benefits-related costs. The Company will provide an estimate of the amount or range of costs expected to be incurred when a good faith determination can be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: March 30, 2015

By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary